AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the date indicated below (the “Effective Date”) by and between LegalZoom.com, Inc. (the “Company”) and Nicole Miller (“Executive”) (each, a “Party” and collectively, the “Parties”).
Executive is employed as the Company’s Executive Vice President and General Counsel pursuant to that certain Employment Agreement, dated June 16, 2021 (the “Employment Agreement”). Executive and the Company have agreed to amend and restate certain provisions of the Executive’s employment terms and the Employment Agreement as set forth herein.

1.Amendments to Employment Agreement. The Parties have agreed that henceforth the Executive’s job title shall be changed from “Executive Vice President and General Counsel” to “Chief Legal Officer” and that the Employment Agreement shall be amended mutatis mutandis. The Parties have also agreed that, effective for fiscal year 2024, the Executive’s Performance Bonus target amount shall be changed to 75% of the Executive’s Base Salary for the applicable fiscal year of the Company. In undertaking this Amendment, the Parties agree and acknowledge that this Amendment and the change to the Executive’s job title and any corresponding changes to the Employment Agreement do not constitute or otherwise give rise to “Good Reason” or a termination without “Cause” pursuant to the Employment Agreement or under any other agreement, plan, or policy.
2.Misc. Terms and Provisions. Except as provided herein, all other terms and provisions of the Employment Agreement shall remain in full force and effect. This Amendment contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all other agreements between or among the Parties with respect to the subject matter hereof; provided, however, that this Amendment only modifies but does not supersede the Employment Agreement. This Amendment may be amended only with the written consent of each Party. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties have each executed this Agreement as of the dates indicated below.
LegalZoom.com, Inc.
By: /s/ Sheily Chhabria Panchal
Its: Chief People Officer
Dated: 12/13/2024
By: /s/ Nicole Miller
Dated: 12/13/2024